                                                                EXHIBIT 99(a)(4)

              MORGAN STANLEY DEAN WITTER EASTERN EUROPE FUND, INC.

                              ARTICLES OF AMENDMENT

      Morgan Stanley Dean Witter Eastern Europe Fund, Inc., a Maryland
corporation (the "Corporation"), having its principal office c/o Morgan Stanley
Dean Witter Investment Management Inc., 1221 Avenue of the Americas, New York,
New York 10020, hereby certifies to the State Department of Assessments and
Taxation of Maryland that:

      FIRST: The Articles of Incorporation of the Corporation is hereby amended so that Article First will now read as follows:

            FIRST: The name of the corporation is Morgan Stanley Eastern Europe
            Fund, Inc. (the "Corporation").

      SECOND: the foregoing amendment was approved by the board of directors of the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on
April 23, 2001.

WITNESS                                     MORGAN STANLEY DEAN WITTER
                                            EASTERN EUROPE FUND, INC.

/s/ Mary E. Mullin                          /s/ Ronald E. Robison
-----------------------------------         --------------------------------
Name: Mary E. Mullin                        Name: Ronald E. Robison
Title: Secretary                            Title: President

      THE UNDERSIGNED, the President of Morgan Stanley Dean Witter Eastern
Europe Fund, Inc., who executed on behalf of the Corporation the foregoing
Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing
Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                            /s/ Ronald E. Robison
                                            --------------------------------
                                            Name: Ronald E. Robison
                                            Title: President